Exhibit 10.1

Determine, Inc.
Compensation Program for Non-Employee Directors

Effective October 2, 2017

[Superseding the former policy Effective May 20, 2009 (the “Former Policy”)]

A.            Cash Compensation.

1.	Board retainer: $40,000 per year - paid in equal, quarterly installments and subject to the Election (as defined in paragraph C below).

2.	Vice Chairman retainer: $15,000 per year - paid in equal, quarterly installments and subject to the Election.

3.	Audit Committee chair retainer: $15,000 per year - paid in equal, quarterly installments and subject to the Election.

4.	Compensation Committee chair retainer: $8,000 per year - paid in equal, quarterly installments and subject to the Election.

5.	Nominating and Corporate Governance Committee chair retainer: $6,500 per year - paid in equal, quarterly installments and subject to the Election.

B.            Equity Compensation.

1.

Annual restricted stock unit grants: Units equivalent to shares with a market value of $40,000. All of the units vest on the first anniversary of the grant subject to the director’s continued service on the Board of Directors, with immediate full vesting in the event of a Change of Control. The units will be settled in the form of an equal number of shares on the first permissible trading date in the Company’s trading window after they vest, unless a director has delivered written notice of a deferral election which has been confirmed as received by the Company’s General Counsel prior to the Grant Date. The units will be granted by the Compensation Committee under the EIP on the Grant Date (as defined in paragraph C below). For the purposes hereof, “Change of Control” has the same meaning as set forth in Section 2(h) of the Determine, Inc. 2015 Equity Incentive Plan (the “EIP”). The number of restricted stock units will be determined and issued on the Grant Date (as defined below) by dividing $40,000 by the “Fair Market Value” on the Grant Date, rounded to the nearest whole share.

2.

One-time restricted stock unit grant for directors appointed September 28, 2017: Units equivalent to shares with a market value of $50,000. All units will vest in equal quarterly installments over a three-year period, subject to the director’s continued service on the Board of Directors, with immediate full vesting in the event of a Change of Control. The units will be settled in the form of an equal number of shares on the first permissible trading date in the Company’s trading window after they vest unless a director has delivered written notice of a deferral election which has been confirmed as received by the Company’s General Counsel prior to the Grant Date. . The units will be granted by the Compensation Committee under the EIP on the Grant Date. The number of restricted stock units will be determined and issued on the Grant Date (as defined below) by dividing $50,000 by the “Fair Market Value” on the Grant Date, rounded to the nearest whole share.

C.

Equity Election. Directors may make an election (the “Election”) prior to November 1st of each year (the “Annual Election Date”) to receive a grant of restricted stock units in lieu of any amount of the cash portion of their Non-Employee Director compensation (i.e. $40,000 plus any applicable retainer amount). The Election must be made by delivering written notice of the Election to the Company’s General Counsel and receiving confirmation of receipt prior to the Annual Election Date. Any such restricted stock units shall be granted under the EIP and will vest on the first anniversary of the grant, subject to the director’s continued service on the Board of Directors, with immediate full vesting in the event of a Change of Control. The units will be settled in the form of an equal number of shares on the first permissible trading date in the Company’s trading window after they vest. The number of restricted stock units will be determined and issued on the Grant Date (as defined below) by multiplying the elected cash amount by 1.2, and, then, dividing the product by the “Fair Market Value” on the Grant Date, rounded to the nearest whole share. For the purposes hereof, the “Grant Date” will be at the close of market on the first open market trading date in the Company’s trading window following the Annual Election Date.

D.	Expenses. The reasonable expenses incurred by directors in connection with attendance at Board or committee meetings will be reimbursed upon submission of appropriate substantiation.

E.	Waiver. Each director elected prior to September 28, 2017 waive any and all compensation under the Former Policy for the current period as of the Effective Date hereof.

2